Exhibit 10.19





                                  May 21, 1998

Warren D. Barratt
Chief Financial Officer
U.S. Physicians, Inc.
220 Commerce Drive
Ft. Washington, PA  19034

     Re: $75 million Revolving Credit Facility in favor of U.S. Physicians, Inc.

Dear Mr. Barratt:

We understand that U.S. Physicians, Inc., a Pennsylvania corporation (the "Company" or "you") wishes to establish a revolving credit facility of up to $75 million (sometimes hereafter referred to as the "Credit Facility" or the "Facility"). In connection therewith, (i) NationsBank, N.A. is pleased to advise you of its agreement to arrange up to $75 million in commitments for the revolving credit facility (subsequent to completion of the initial public offering contemplated and receipt of the net proceeds therefrom), its commitment to provide up to $40 million for the revolving credit facility in conjunction with the initial public offering and an additional $35 million thereafter subject to satisfaction of various financial covenants to be determined, and its agreement to act as administrative and collateral agent for the revolving credit facility, and (ii) NationsBanc Montgomery Securities, LLC ("NMS" and together with NationsBank, "we" or "us") is pleased to advise you of its agreement to act as arranger and syndication agent for the revolving credit facility, in each case on the terms and conditions set forth herein and in the Summary of Terms and Conditions attached as Annex I (the "Term Sheet"). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Term Sheet.

In addition to the terms and conditions set forth herein, the commitments of NationsBank and NMS hereunder are subject to (i) execution by the Company of the fee letter delivered in connection herewith and payment of the portion of fees called for therein with acceptance of this commitment letter, (ii) the negotiation, execution and delivery of the definitive documentation with respect thereto in form satisfactory to us, (iii) the absence of a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company, individually and together with its subsidiaries taken as a whole, and (iv) the absence of a material adverse change in or disruption of the financial, capital or bank syndication markets.

You agree to actively assist us in syndication of the revolving credit facility, including assistance with preparation of an offering memorandum and related materials, making financial and other information available to us, and the prospective members of the syndicate, and making appropriate officers and advisors available for discussion thereof. We will, after consultation with you, manage and control all aspects of the syndication, including selection of members of the syndicate, allocation of commitments and fees (including, with respect to fees, allocation by and between NationsBank and NMS), and designation of titles. You agree that in the event a syndication is not achieved in a manner satisfactory to us, you will consider and cooperate with us in development of alternative credit structures which might

Mr. Warren D. Barratt
May 21, 1998
Page 2

result in a successful syndication. You agree to refrain from engaging in, or entertaining, alternative financings during the syndication process.

By acceptance of this letter agreement, you hereby (i) represent and warrant that (A) the information provided by you and your representatives to us and to, or for, the prospective members of the syndicate is complete and correct in all material respects and does not contain any untrue statement of material fact or omit any material fact necessary to prevent them from being misleading, and (B) the financial projections were prepared in good faith upon assumption believed to be reasonable, and (ii) agree to pay all reasonable out-of-pocket fees and expenses (including reasonable expenses of due diligence and reasonable fees and expenses of our counsel), regardless of whether the revolving credit facility is closed.

In the event that NationsBank or NMS should become involved in any capacity in any action, proceeding or investigation in connection with the revolving credit facility or any matter contemplated herein, the Company will reimburse us for our legal and other expenses (including the cost of investigation and preparation) as incurred, and will indemnify and hold harmless us, our affiliates and our and their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated herein, unless and only to the extent that it shall be finally judicially determined that such loss, claim, damage or liability shall have resulted primarily from the gross negligence or willful misconduct of the party seeking indemnification.

The obligations of the Company under two immediately preceding paragraphs shall survive and remain in force and effect regardless of (i) whether definitive documentation for the revolving credit facility shall be executed or (ii) termination of this letter agreement and the commitments hereunder.

This letter agreement and the commitments and undertakings hereunder may be disclosed to third parties only with our prior consent.

This letter agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflict of laws principles, and may be amended and modified only with the prior written consent of the parties hereto. Neither this letter agreement, nor the rights and interests hereunder, may be assigned or otherwise transferred by the Company without our prior written consent. This letter agreement supersedes and replaces any and all proposals and commitment letters, if any, previously delivered by us relating to the revolving credit facilities.

This offer will expire at 11:59 p.m. EDT on Thursday, May 21, 1998 unless you shall accept the terms hereof by execution and return of a copy of this letter agreement to us prior to such time (which may include facsimile transmission with telephonic confirmation of our receipt), whereupon this letter agreement and any fee letter executed in connection herewith shall become a binding agreement. The commitments and undertakings of NationsBank and NMS set forth herein will expire at 11:59 p.m. EDT

Mr. Warren D. Barratt
May 21, 1998
Page 3



on Friday, July 31, 1998, unless the revolving credit facility has been established and the definitive documentation therefor shall have been executed and delivered by such time.

Very truly yours,

NATIONSBANK, N.A.                        NATIONSBANC MONTGOMERY
                                         SECURITIES, LLC

By: /s/ William D. Duke                  By:  /s/ James Yuhas
   --------------------------               ---------------------------------
Name:  William D. Duke                   Name:  James Yuhas
Title: Vice President                    Title: Vice President


ACCEPTED AND AGREED:

U.S. PHYSICIANS, INC.

By:  /s/ Warren D. Barratt
   --------------------------
Name:  Warren D. Barratt
Title: Senior Vice President
Date:  May 21, 1998

                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------




BORROWER:                            U.S. Physicians, Inc., a Pennsylvania corporation

GUARANTORS:                          All domestic subsidiaries of the Borrower, now existing and after acquired or existing.  The guarantees shall be guarantee of payment and not of collection

ADMINISTRATIVE AGENT:                NationsBank, N.A.("NationsBank" or the "Agent") will act as sole and exclusive administrative agent.  As such, NationsBank will negotiate with the Borrower, act as the primary contact for the
                                     Borrower and perform all other duties associated with the role of exclusive administrative agent.  No other agents or co-agents may be appointed without the prior written consent of NationsBank and
                                     NMS.

ARRANGER &
SYNDICATION AGENT:                   NationsBanc Montgomery Securities LLC ("NMS").

LENDERS:                             A syndicate of financial institutions (including NationsBank)
                                     arranged by NMS, which institutions shall be acceptable to the
                                     Borrower, the Arranger and the Agent (collectively, the "Lenders").

CLOSING:                             The effective date of the loan documentation, to be no later than
                                     July 31, 1998.

SENIOR CREDIT
FACILITY:                            An aggregate principal amount of up to $75 million will be available upon the conditions hereinafter set forth:

                                     Revolving Credit Facility: $75 million revolving credit facility (the
                                     "Facility"), which will include a $__ million sublimit for the issuance of standby letters of credit (each a "Letter of Credit").
                                     Letters of Credit will be issued by NationsBank (in such capacity, the
                                     "Fronting Bank"). The Lenders will purchase an irrevocable and unconditional participation in the Letters of Credit.

PROCEEDS:                            The proceeds of the Facility may be used for (i) working capital, capital expenditures, and other lawful corporate purposes, including acquisitions; and (ii) refinancing existing indebtedness.

MATURITY:                            The Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full three (3) years from Closing.

SECURITY:                            Pledge of 100% of the capital stock of all domestic subsidiaries
                                     (direct and indirect, now existing and after acquired or existing) of


                                                    1





                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------


                                     the Borrower and 65% of the capital stock of all foreign subsidiaries
                                     (direct and indirect, now existing and after acquired or existing) of the Borrower.

                                     Security interest in all personal property, existing and
                                     after-acquired, of the Borrower and the Guarantors (including accounts, contracts, inventory, equipment, intellectual property, investment property, license agreements and general intangibles).

                                     Mortgages and liens (including collateral assignments of leases and landlord's consents and waivers in connection therewith) on all real property owned and leased by the Borrower and the Guarantors.

                                     The foregoing pledges, security interests and liens shall be extended to the Agent for the benefit of (i) the Lenders under the Facility and
                                     (ii) the Lenders and their affiliates in connection with rate hedging obligations under interest protection agreements with the Borrower and the Guarantors relating to the loans and obligations under the
                                     Facility, and shall in each case be first priority liens, subject only to limited permitted liens (to be determined).

MANDATORY COMMITMENT
REDUCTIONS:                          The aggregate Revolving Commitments will be permanently reduced by
                                     100% of the net proceeds received in connection with the issuance or placement of debt (other than the Facility) or equity (excluding the initial public offering), sale or disposition of assets (including securitization transactions).

OPTIONAL PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                          The Borrower may prepay the Facility in whole or in part at any time without penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings, or may permanently reduce the amount of Commitments on three days'
                                     written notice.

CONDITIONS
PRECEDENT TO CLOSING:                The initial funding of the Facility will be subject to satisfaction of the conditions precedent deemed appropriate by the Agent and the
                                     Lenders including, but not limited to, the following:

                                     (i)     The completion of further due diligence with respect to the
                                             Borrower and its subsidiaries (including review of compliance with Medicare, Medicaid and Stark I and II and other health care laws) in scope and determination satisfactory to
                                             NationsBank and NMS in their sole discretion.


                                                    2



                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------





                                     (ii)    The negotiation, execution and delivery of definitive
                                             documentation with respect to the Facility satisfactory to
                                             NMS, the Agent and the Lenders.

                                     (iii)   The Agent shall have received (a) satisfactory opinions of counsel to the Borrower and the other obligors (which shall cover, among other things, authority, legality, validity,
                                             binding effect and enforceability of the documents for the
                                             Facility) and such corporate resolutions, certificates and other documents as the Agent shall reasonably require and (b)
                                             satisfactory evidence that the Agent (on behalf of the
                                             Lenders) holds a perfected, first priority lien in all
                                             collateral for the Facility, subject to no other liens except for permitted liens to be determined.

                                     (iv)    The Agent shall have received and, in each case, approved the consolidated financial statements of the Borrower and its
                                             subsidiaries for the fiscal years 1996 and 1997, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national
                                             standing and prepared in conformity with GAAP, interim
                                             monthly financial statements and monthly working capital
                                             detail for the trailing twelve months and next two (2)
                                             projected years and thereafter annually for the fiscal year then ending and the next two (2) projected years.

                                     (v)     There shall not have occurred a material adverse change since
                                             December 31, 1997 (being the date of the most recent audited financial statements available) in the business, assets,
                                             operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries or in the facts and
                                             information regarding such entities as represented to date.

                                     (vi)    The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that, if decided adversely to the
                                             Borrower, purports to affect the Borrower or its subsidiaries or any transaction contemplated hereby in any material
                                             respect or on the ability of the Borrower and its
                                             subsidiaries to perform their obligations under the documents to be executed in connection with the Facility.

                                     (vii)   The Borrower and its subsidiaries shall be in compliance in all material respects with all existing financial
                                             obligations.

                                                    3




                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------



                                     (viii)  Receipt and review, with results satisfactory to the Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt
                                             agreements, property ownership, and contingent liabilities of the Borrower and its subsidiaries.

                                     (ix)    The absence of any material disruption or material adverse change in the financial or capital markets generally which the Agent or NMS, in their discretion, deems material in
                                             connection with the syndication of the Facility.

                                     (x)     Review and approval of the structure, form and terms of
                                             subordinated seller financing notes given by the Borrower to physicians and physician practice groups.

                                     (xi)    Review and approval of the service and management contracts with practice and services groups and of the employment
                                             contacts with physicians and health care providers.

                                     (xii)   evidence of completion of the planned public offering of
                                             equity by the Borrower and its receipt of at least $42
                                             million in net proceeds therefrom (after deduction of
                                             underwriting and other related fees, and costs and expenses relating thereto).

REPRESENTATIONS &
WARRANTIES:
                                     Usual and customary for transactions of this type, to include without limitation: (i) corporate status; power, authority and enforceability of the loan documents; (ii) compliance with applicable law (including
                                     Medicare, Medicaid, Stark I and II), contracts and organizational documents; (iii) absence of material litigation, legal and administrative investigations and proceedings, environmental liabilities, liens and contingent liabilities; (iv) accuracy of specified financial statements and no material adverse change; (v)
                                     receipt of required governmental or third party approvals; (vi) use of proceeds, (vii) compliance with margin regulations and Investment
                                     Company Act; (viii) compliance with, and absence of material liabilities under, ERISA; (ix) ownership and rights to licenses, patents, trademarks and other intellectual property; (x) payment of taxes; (xi) full disclosure and no material mistatements, and (xii)
                                     perfected liens and security interests.



PERMITTED
ACQUISITIONS:                        Acquisitions will be permitted so long as (i) the Borrower is in pro forma compliance with its financial covenants, (ii) the acquisition is in a similar or related line of business as the Borrower, (iii) the acquired company becomes a guarantor (and its assets are pledged as

                                                    4



                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------


                                     provided above), (iv) no event of default exists or would be created by the acquisition.

COVENANTS:                           Usual and customary for transactions of this type, to include without limitation: (i) delivery of financial statements (annual audited consolidated financial statements of the Borrower and its subsidiaries to be provided within 90 days after each fiscal year with no default letter and compliance certificate; quarterly unaudited statements and a compliance certificate to be provided within 45 days following each of the first three fiscal quarters);
                                     (ii) delivery of monthly management reporting statements for a period of twelve (12) months following closing, (iii) notices of default, material litigation and material governmental and environmental proceedings; (iv) compliance with laws; (v) payment of taxes; (vi) maintenance of insurance; (vii) limitations on indebtedness (including letters of credit, guarantees and other contingent liabilities) and liens; (viii) limitations on
                                     investments; (ix) limitations on dividends and other restricted payments; (x) limitations on capital expenditures; (xi) limitations on transactions with affiliates; (xii) limitations on mergers, consolidations, sales, transfers of assets and incurrence of debt;
                                     and (xiii) compliance with, and limitation of liabilities under,
                                     ERISA.

                                     Financial covenants to include (but not be
limited to):

                                     o       Minimum monthly Consolidated EBITDA at levels to be
                                             determined.

                                     o       Maximum Consolidated Leverage Ratio (Consolidated Funded Debt
                                             to Consolidated EBITDA) at levels to be determined.

                                     o       Maximum Consolidated Senior Leverage Ratio (Consolidated
                                             Senior Funded Debt to Consolidated EBITDA) at levels to be determined.

                                     o       Minimum Fixed Charge Coverage Ratio (Consolidated Adjusted
                                             EBITDA, adjusted for rents and capital expenditures, to
                                             Consolidated Fixed Charges, including interest expense,
                                             scheduled principal payments, cash taxes and rents) measured on a rolling four quarter basis, at levels to be determined.

                                     o       Minimum Consolidated Net Worth of 85% of Consolidated Net
                                             Worth as of the closing date plus 75% of quarterly net income
                                             (not less than zero) plus 100% of net proceeds from equity issuances.

                                                    5


                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------

EVENTS OF DEFAULT:                   Usual and customary in transactions of this nature, to include, without limitation, (i) nonpayment of principal, interest, fees or other amounts, (ii) violation of covenants, (iii) inaccuracy of representations and warranties, (iv) cross-default to other material agreements and indebtedness, (v) bankruptcy, (vi) material judgments, (vii) ERISA, (viii) actual or asserted invalidity of any loan documents or security interests and (ix) Change in Control (to be defined) of the Borrower.

ASSIGNMENTS/
PARTICIPATIONS:                      Each Lender will be permitted to make assignments to other financial institutions approved by the Borrower and the Agent, which approval shall not be unreasonably withheld.  Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, and maturity date and releases of collateral and guarantors.  Assignments shall be in minimum principal amounts of $5 million (or the entire remaining amount of commitments).  An assignment fee of $3,500 is payable by the Lender to the Agent upon any such assignment occurring (including an assignment by a Lender to another Lender).

WAIVERS &
AMENDMENTS:                          Amendments and waivers of the provisions of the loan agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than
                                     50% of the aggregate amount of loans and commitments under the
                                     Facility, except that the consent of all the Lenders shall be required with respect to (i) increases in commitment amounts, (ii)
                                     reduction in amount of principal, interest, or fees, (iii)
                                     extensions of scheduled maturities or times for payment, and (iv)
                                     release of all or substantially all of the collateral and release of all or substantially all of the Guarantors.

INDEMNIFICATION:                     The Borrower shall indemnify the Lenders from and against all losses, liabilities, claims, damages or expenses relating to the
                                     Loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlements costs.  This indemnification shall survive and continue for the benefit of the Lenders at all times after the Borrower's acceptance of the Lenders' commitments for the Facility,
                                     notwithstanding any failure of the Facility to close.

GOVERNING LAW:                       New York.  Waiver of right to jury trial.

                                                    6





                                     Annex I
                              U.S. PHYSICIANS, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                                    May 1998
 ------------------------------------------------------------------------------

OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Facility contemplated hereby.




                                   Addendum I
                              U.S. PHYSICIANS, INC.
                                FEES AND EXPENSES
                                    May 1998
--------------------------------------------------------------------------------




INTEREST RATES:                      The Facility shall initially bear interest at a rate equal to LIBOR plus 300 basis points for a period of nine (9) months from the closing date.  Thereafter, the Facility shall bear interest at a rate equal to LIBOR plus the Applicable Margin for LIBOR Loans or the Alternate Base Rate (defined as the higher of (i) the
                                     NationsBank prime rate and (ii) the Federal Funds rate plus .50%)
                                     plus the Applicable Margin for Base Rate Loans.

                                     The Borrower may select interest periods of 1, 2, 3 or 6 months for
                                     LIBOR loans, subject to availability.

                                     A penalty rate shall apply on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.

COMMITMENT FEE:                      The Borrower will initially pay a Commitment Fee of 50 basis points, calculated on the basis of actual number of days elapsed in a year of
                                     360 days, on the unused portion of the Facility, payable quarterly in arrears.

PERFORMANCE                          PRICING: The Applicable Margin and Commitment Fee, for any fiscal quarter, shall be determined by a pricing matrix based on the
                                     Consolidated Leverage Ratio (Consolidated Funded Debt to Consolidated
                                     EBITDA) at levels to be determined.

LETTER OF CREDIT FEES:               Letter of credit fees are due quarterly in arrears to be shared proportionately by the Lenders.  Fees will be equal to the
                                     Applicable Margin for LIBOR Loans on a per annum basis plus a fronting fee of 12.5 basis points per annum to be paid to the
                                     Fronting Bank for its own account.  Fees will be calculated on the aggregate stated amount for each letter of credit for the stated
                                     duration thereof.

COST AND YIELD
PROTECTION:                          The usual for transactions and facilities of this type, including, without limitation, in respect of prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, and reserves without proration or offset.

EXPENSES:                            The Borrower agrees to reimburse the Agent for all reasonable out of pocket legal fees and expenses incurred in the preparation and execution of the Facility. The Borrower will reimburse the Agent and each Lender for all reasonable out of pocket legal fees and expenses incurred in connection with the enforcement of the Facility.